EXHIBIT 5.1 - Legal Opinion - Validity of Stock


On the Letterhead of the Law Offices of Richard C. Seltzer, Attorney at Law


                        LAW OFFICES OF RICHARD C. SELTZER
                                 ATTORNEY AT LAW
                             2211 NORFOLK,  SUITE 400
                               HOUSTON, TEXAS 77098

TELEPHONE:  (713) 522-7333                              EMAIL - RCS611@AOL.COM
TELECOPIER: (713) 522-4580

                                 March 19, 2014

Signal Advance, Inc.
2520 County Road 81
Rosharon, Texas 77583

   Re: 	Signal Advance, Inc. Registration Statement:
        3,840,062 Shares of Common Stock, No Par Value


To Whom It May Concern,

I have acted as legal counsel to Signal Advance, Inc., a Texas corporation (the 'Company'), in connection with the proposed sale of up to 3,840,062 shares of common stock, no par value per share (the 'Shares'), by certain selling stock-holders named in the 'Selling Stockholders' table included in the Registration Statement. The Shares are issued and outstanding as of the date hereof. The Shares are included in a Post-Effective Amendment to the Registration Statement on Form S-1 under the Securities Act of 1933, as amended (the 'Act'), to be filed with the Securities and Exchange Commission (the 'Commission') within the next thirty (30) days. This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or related Prospectus, other than as expressly stated herein with respect to the issue of the Shares.

As such counsel, I have examined such matters of fact and questions of law as I have considered appropriate for purposes of this letter. With your consent, I have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. I am opining herein as to the general corporate laws of the State of Texas, and I am expressing no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is my opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate actions of the Company, have been validly issued and are fully paid and non-assessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act.

I consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to my firm in the Prospectus under the heading 'Experts.' In giving such consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.


                                        Yours truly,

                                        /s/ Richard Seltzer

                                        Richard Seltzer


:rcs

cc:    Dr. Chris M. Hymel, President
       Signal Advance, Inc.